Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports 2017 Fourth Quarter and Full Year Financial Results; Provides 2018 Guidance

•
Company exceeds full year 2017 guidance, posts revenues of $331.4 million, net income of $123.4 million and Adjusted EBITDA of $94.1 million; full year 2017 worldwide revenues increase 9.8%; DEFINITY® worldwide revenues increase 19.5% over prior year

•	Posts fourth quarter 2017 worldwide revenues of $81.2 million, a 9.3% increase over prior year period; fourth quarter DEFINITY worldwide revenues increase 22.2%

•	Provides 2018 financial guidance, including revenues of $337 to $342 million and Adjusted EBITDA of $85 to $90 million
NORTH BILLERICA, Mass., February 26, 2018 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its fourth quarter and full year ended December 31, 2017.
The Company’s worldwide revenues for the fourth quarter of 2017 totaled $81.2 million. This represents an increase of 9.3% compared to $74.4 million for the fourth quarter of 2016. For the full year 2017, worldwide revenues totaled $331.4 million, compared to $301.9 million in 2016. Excluding the impact of a $5.0 million up-front payment received in the second quarter of 2017 from GE Healthcare under the flurpiridaz F 18 collaboration and license agreement, full year 2017 revenue totaled $326.4 million, exceeding 2017 guidance of $323 million to $325 million. Full year revenue results were driven by 19.5% growth in worldwide sales of DEFINITY®, 5.5% growth in worldwide sales of TechneLite® and 7.9% growth in worldwide sales of Xenon.
Net income for the fourth quarter of 2017 totaled $97.1 million, or $2.47 per diluted share, compared to $4.9 million, or $0.13 per diluted share, for the fourth quarter of 2016. Full year 2017 net income totaled $123.4 million, compared to $26.8 million in 2016. The full year improvement is primarily attributable to the release of our valuation allowance against deferred tax assets, as well as DEFINITY and Xenon revenue growth and lower interest expense following the refinancing and subsequent repricing of our debt facility during 2017. This was partially offset by increased operating expenses for sales and marketing as well as costs related to strategic initiatives.
The Company’s fourth quarter 2017 Adjusted EBITDA (as outlined in the GAAP to non-GAAP reconciliation provided below) was $20.8 million, or 25.7% of revenues, compared to $19.8 million, or 26.7% of revenues, for the fourth quarter of 2016. Full year 2017 Adjusted EBITDA was $94.1 million, or 28.4% of revenues, compared to $78.3 million, or 25.9% of revenues, for 2016. Excluding the impact of a $5.0 million up-front payment received in the second quarter of 2017 from GE Healthcare under the flurpiridaz F 18 collaboration and license agreement, full year Adjusted EBITDA totaled $89.1 million, or 27.3% of revenues, exceeding 2017 guidance of $86 million to $88 million. Higher Adjusted EBITDA for full year 2017 was driven by DEFINITY and Xenon revenue growth, partially offset by sales and marketing expenses attributable to sales growth in DEFINITY as well as costs related to strategic initiatives.
“We are pleased to announce such a successful finish to 2017, a milestone year for the Company on many fronts,” commented Mary Anne Heino, President and CEO. “Our performance and improved balance sheet have positioned us well to make the requisite investments in our own internal initiatives as well as potential external opportunities to augment our strong core business and future growth.”
Outlook
The Company anticipates worldwide revenues for full year 2018 of approximately $337 million to $342 million, compared to $326.4 million in 2017 (which excludes the $5 million up-front payment received from GE Healthcare). For the first quarter of 2018, the Company expects worldwide revenues in the range of $78 million to $83 million.
The Company anticipates full year 2018 Adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, of $85 million to $90 million, representing 24.9% to 26.7% of anticipated worldwide revenues. For the first quarter of 2018, the Company expects Adjusted EBITDA in the range of $18 million to $21 million.

The Company’s guidance for worldwide revenues and Adjusted EBITDA are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from guidance. Forward-looking statements are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call starting at 4:30 p.m. Eastern Time today. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 9165309. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as revenues excluding the impact of foreign currency; adjusted operating income; adjusted net income and its line components; Adjusted EBITDA; adjusted net income per share - diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures may exclude such items which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2018 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward- looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q). This press release includes forward-looking non-GAAP guidance for 2018 Adjusted EBITDA. No reconciliation of this forward-looking non-GAAP guidance was included in this press release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information and the fact that some of the excluded information is not readily ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$81,241	$74,350	$331,378	$301,853
Cost of goods sold	43,342	39,703	169,243	164,073
Gross profit	37,899	34,647	162,135	137,780
Operating expenses
Sales and marketing	10,423	8,686	42,315	36,542
General and administrative	14,293	9,990	49,842	38,832
Research and development	3,976	3,710	18,125	12,203
Total operating expenses	28,692	22,386	110,282	87,577
Gain (loss) on sales of assets	—	(120)	—	6,385
Operating income	9,207	12,141	51,853	56,588
Interest expense	4,263	5,819	18,410	26,618
Debt retirement costs	—	481	—	1,896
Loss on extinguishment of debt	281	—	2,442	—
Other (income) expense	(6,601)	97	(8,638)	(220)
Income before income taxes	11,264	5,744	39,639	28,294
Income tax (benefit) provision	(85,862)	875	(83,746)	1,532
Net income	$97,126	$4,869	$123,385	$26,762
Net income per common share:
Basic	$2.58	$0.13	$3.31	$0.84
Diluted	$2.47	$0.13	$3.17	$0.82
Weighted-average common shares outstanding:
Basic	37,580	36,173	37,276	32,044
Diluted	39,294	37,853	38,892	32,656

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
United States
DEFINITY	$40,546	$33,180	22.2%	$153,581	$128,677	19.4%
TechneLite	21,339	21,130	1.0%	90,489	85,412	5.9%
Xenon	7,664	7,458	2.8%	31,373	29,078	7.9%
Other	1,747	2,965	(41.1)%	14,559	14,253	2.1%
Total United States	71,296	64,733	10.1%	290,002	257,420	12.7%
International
DEFINITY	1,153	932	23.7%	3,687	2,935	25.6%
TechneLite	3,405	3,466	(1.8)%	14,155	13,805	2.5%
Xenon	—	2	(100.0)%	4	8	(50.0)%
Other	5,387	5,217	3.3%	23,530	27,685	(15.0)%
Total International	9,945	9,617	3.4%	41,376	44,433	(6.9)%
Worldwide
DEFINITY	41,699	34,112	22.2%	157,268	131,612	19.5%
TechneLite	24,744	24,596	0.6%	104,644	99,217	5.5%
Xenon	7,664	7,460	2.7%	31,377	29,086	7.9%
Other	7,134	8,182	(12.8)%	38,089	41,938	(9.2)%
Total Revenues	$81,241	$74,350	9.3%	$331,378	$301,853	9.8%

Lantheus Holdings, Inc.
Supplemental Revenue Information
(unaudited)

	December 31, 2017
	Quarter to Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	22.2%	20.0%	23.7%	22.1%	22.2%
TechneLite	1.0%	(5.7)%	(1.8)%	—%	0.6%
Xenon	2.8%	(100.0)%	(100.0)%	2.7%	2.7%
Other	(41.1)%	2.8%	3.3%	(13.1)%	(12.8)%
Total Revenues	10.1%	1.4%	3.4%	9.0%	9.3%

	December 31, 2017
	Year to Date Sales Growth/(Decline)
	Domestic As Reported	Int’l Constant Currency	Int’l As Reported	Total Constant Currency	Total As Reported
Products
DEFINITY	19.4%	23.7%	25.6%	19.5%	19.5%
TechneLite	5.9%	0.8%	2.5%	5.2%	5.5%
Xenon	7.9%	(50.0)%	(50.0)%	7.9%	7.9%
Other	2.1%	(14.9)%	(15.0)%	(9.1)%	(9.2)%
Total Revenues	12.7%	(7.5)%	(6.9)%	9.7%	9.8%

Lantheus Holdings, Inc.
Reconciliation of Revenues to Revenues Excluding the Impact of Foreign Currency
(in thousands – unaudited)

	Three Months Ended December 31, 2017		Year Ended December 31, 2017
	International Revenues	Total Revenues	International Revenues	Total Revenues
Revenues	$9,945	$81,241	$41,376	$331,378
Currency impact as compared to prior period	(194)	(194)	(274)	(274)
Revenues, excluding the impact of foreign currency	$9,751	$81,047	$41,102	$331,104

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating income	$9,207	$12,141	$51,853	$56,588
Campus consolidation costs including depreciation	731	1,181	6,510	1,181
Offering and other costs	(26)	117	576	117
Non-recurring refinancing related fees	836	—	2,557	—
Loss (gain) on sales of assets	—	120	—	(6,385)
One-time contract and termination costs	2,210	—	2,210	—
Loss on impairment of land	912	—	912	—
Adjusted operating income	$13,870	$13,559	$64,618	$51,501
Adjusted operating income, as a percentage of revenues	17.1%	18.2%	19.5%	17.1%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$97,126	$4,869	$123,385	$26,762
Reconciling items impacting operating income:
Campus consolidation costs including depreciation	731	1,181	6,510	1,181
Offering and other costs	(26)	117	576	117
Non-recurring refinancing related fees	836	—	2,557	—
Loss (gain) on sales of assets	—	120	—	(6,385)
One-time contract and termination costs	2,210	—	2,210	—
Reconciling items impacting non-operating expenses and income taxes:
Loss on impairment of land	912	—	912	—
Loss on debt extinguishment and retirement costs	281	481	2,442	1,896
Income tax benefit for release of valuation allowance	(141,094)	—	(141,094)	—
Impact of tax rate change on deferred taxes	45,129	—	45,129	—
Income tax effect of non-GAAP adjustments(a)	(1,248)	—	(3,840)	—
Adjusted net income	$4,857	$6,768	$38,787	$23,571
Adjusted net income, as a percentage of revenues	6.0%	9.1%	11.7%	7.8%

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income per share - diluted	$2.47	$0.13	$3.17	$0.82
Reconciling items impacting operating income:
Campus consolidation costs including depreciation	0.02	0.04	0.17	0.04
Offering and other costs	—	—	0.01	—
Non-recurring refinancing related fees	0.02	—	0.07	—
Loss (gain) on sales of assets	—	—	—	(0.20)
One-time contract and termination costs	0.06	—	0.06	—
Reconciling items impacting non-operating expenses and income taxes:
Loss on impairment of land	0.02	—	0.02	—
Loss on debt extinguishment and retirement costs	0.01	0.01	0.06	0.06
Income tax benefit for release of valuation allowance	(3.60)	—	(3.62)	—
Impact of tax rate change on deferred taxes	1.15	—	1.16	—
Tax effect of non-GAAP adjustments(a)	(0.03)	—	(0.10)	—
Adjusted net income per share - diluted	$0.12	$0.18	$1.00	$0.72
Weighted-average common shares outstanding - diluted	39,294	37,853	38,892	32,656

(a)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Certain Line Items and Other Information
(in thousands, except per share data – unaudited)

	Three Months Ended
	December 31, 2017				December 31, 2016
	GAAP	Adjustments		Non-GAAP Adjusted	GAAP	Adjustments		Non-GAAP Adjusted
Cost of goods sold	$43,342	$(1,200)	(a)	$42,142	$39,703	$—		$39,703
Gross profit	$37,899	$1,200		$39,099	$34,647	$—		$34,647
General and administrative	$14,293	$(3,463)	(b)	$10,830	$9,990	$(117)	(d)	$9,873
Research and development	$3,976	$—		$3,976	$3,710	$(1,181)	(e)	$2,529
Loss on sales of assets	$—	$—		$—	$(120)	$120		$—
Operating income	$9,207	$4,663		$13,870	$12,141	$1,418		$13,559
Debt retirement costs	$—	$—		$—	$481	$(481)		$—
Loss on extinguishment of debt	$281	$(281)		$—	$—	$—		$—
Income before income taxes	$11,264	$4,944		$16,208	$5,744	$1,899		$7,643
Income tax (benefit) provision	$(85,862)	$97,213	(c)	$11,351	$875	$—		$875
Net income	$97,126	$(92,269)		$4,857	$4,869	$1,899		$6,768
Net income per common share - diluted	$2.47			$0.12	$0.13			$0.18

(a)	One-time contract and termination costs.

(b)
Includes campus consolidation costs (including depreciation expense) of $0.7 million, one-time contract and termination costs of $1.0 million, non-recurring refinancing related fees of $0.8 million, loss on impairment of land of $0.9 million and offering and other costs.

(c)
Includes the income tax effect of non-GAAP adjustments and the income tax benefit due to the release of our valuation allowance of $141.1 million against our deferred tax assets offset by a provision of $45.1 million for the remeasurement of our deferred tax assets for the change in tax rates enacted under the Tax Cuts and Jobs Act of 2017.

(d)	Offering and other costs.

(e)	Campus consolidation costs (including depreciation expense).

Lantheus Holdings, Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Certain Line Items and Other Information
(in thousands, except per share data – unaudited)

	Twelve Months Ended
	December 31, 2017				December 31, 2016
	GAAP	Adjustments		Non-GAAP Adjusted	GAAP	Adjustments		Non-GAAP Adjusted
Cost of goods sold	$169,243	$(1,200)	(a)	$168,043	$164,073	$—		$164,073
Gross profit	$162,135	$1,200		$163,335	$137,780	$—		$137,780
General and administrative	$49,842	$(11,565)	(b)	$38,277	$38,832	$(117)	(d)	$38,715
Research and development	$18,125	$—		$18,125	$12,203	$(1,181)	(e)	$11,022
Gain on sales of assets	$—	$—		$—	$6,385	$(6,385)		$—
Operating income	$51,853	$12,765		$64,618	$56,588	$(5,087)		$51,501
Debt retirement costs	$—	$—		$—	$1,896	$(1,896)		$—
Loss on extinguishment of debt	$2,442	$(2,442)		$—	$—	$—		$—
Income before income taxes	$39,639	$15,207		$54,846	$28,294	$(3,191)		$25,103
Income tax (benefit) provision	$(83,746)	$99,805	(c)	$16,059	$1,532	$—		$1,532
Net income	$123,385	$(84,598)		$38,787	$26,762	$(3,191)		$23,571
Net income per common share - diluted	$3.17			$1.00	$0.82			$0.72

(a)	One-time contract and termination costs.

(b)
Includes campus consolidation costs (including depreciation expense) of $6.5 million, non-recurring refinancing related fees of $2.6 million, one-time contract and termination costs of $1.0 million, loss on impairment of land of $0.9 million and offering and other costs of $0.6 million.

(c)
Includes the income tax effect of non-GAAP adjustments and the income tax benefit due to the release of our valuation allowance of $141.1 million against our deferred tax assets offset by a provision of $45.1 million for the remeasurement of our deferred tax assets for the change in tax rates enacted under the Tax Cuts and Jobs Act of 2017.

(d)	Offering and other costs.

(e)	Campus consolidation costs (including depreciation expense).

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$97,126	$4,869	$123,385	$26,762
Interest expense, net	4,257	5,816	18,391	26,598
Income tax (benefit) provision(a)	(92,759)	452	(92,113)	477
Depreciation	2,419	3,529	12,485	9,915
Amortization of intangible assets	1,794	2,070	6,747	8,348
EBITDA	12,837	16,736	68,895	72,100
Stock and incentive plan compensation	2,034	791	6,769	3,527
Asset write-off (b)	1,246	818	3,430	1,906
Severance and recruiting costs (c)	682	204	1,715	2,090
Offering and other costs (d)	(26)	117	576	126
Campus consolidation costs	51	—	1,152	—
Debt refinancing costs	836	—	2,557	—
Extinguishment of debt and debt retirement costs	281	481	2,442	1,896
Loss (gain) on sales of assets	—	120	—	(6,385)
New manufacturer costs (e)	688	578	4,304	3,029
One-time contract and termination costs	2,210	—	2,210	—
Adjusted EBITDA	$20,839	$19,845	$94,050	$78,289
Adjusted EBITDA, as a percentage of revenues	25.7%	26.7%	28.4%	25.9%

(a)
Represents income tax (benefit) provision, less tax indemnification income associated with BMS. During the three and twelve months ended December 31, 2017, this amount includes the release of our valuation allowance against our deferred tax assets and changes enacted under the Tax Cuts and Jobs Act of 2017.

(b)
Represents non-cash losses incurred associated with the write-down of land, inventory and other write-offs of long-lived assets. During the three and twelve months ended December 31, 2017, the amount includes an impairment of land of $0.9 million.

(c)	The amounts consist of severance and recruitment costs related to employees, executives and directors.

(d)	Represents offering costs incurred on behalf of certain shareholders pursuant to a registration rights agreement and other non-recurring costs.

(e)	Represents internal and external costs associated with establishing new manufacturing sources for our commercial and clinical candidate products.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$13,086	$12,781	$54,777	$49,642
Capital expenditures	(5,954)	(2,422)	(17,543)	(7,398)
Free cash flow	$7,132	$10,359	$37,234	$42,244

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	December 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$76,290	$51,178
Accounts receivable, net	40,259	36,818
Inventory	26,080	17,640
Other current assets	5,221	5,183
Total current assets	147,850	110,819
Property, plant & equipment, net	92,999	94,187
Intangibles, net	11,798	15,118
Goodwill	15,714	15,714
Deferred tax assets, net	87,010	65
Other long-term assets	28,487	19,995
Total assets	$383,858	$255,898
Liabilities and stockholders’ equity (deficit)
Current liabilities
Current portion of long-term debt	$2,750	$3,650
Revolving line of credit	—	—
Accounts payable	17,464	18,940
Accrued expenses and other liabilities	26,536	21,249
Total current liabilities	46,750	43,839
Asset retirement obligations	10,412	9,370
Long-term debt, net	265,393	274,460
Other long-term liabilities	38,012	34,745
Total liabilities	360,567	362,414
Total stockholders’ equity (deficit)	23,291	(106,516)
Total liabilities and stockholders’ equity (deficit)	$383,858	$255,898

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CONTACT:
Meara Murphy
Director, Investor Relations and Corporate Communications
978-671-8508